Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Lumax Acquisition Corp.
We hereby consent to the use in the Prospectus constituting part of Amendment No. 8 to the Registration Statement on Form S-1 of our report dated November 7, 2007, except for the fourth and fifth paragraphs of Note 1, as to which the date is November 29, 2007, the first paragraph of Note 2, Note 7 and the first paragraph of Note 8, as to which the date is December 6, 2007, the third paragraph of Note 6, as to which the date is December 14, 2007, and the third paragraph of Note 1, the second and third paragraphs of Note 2, and the second paragraph of Note 8, as to which the date is January 7, 2008, on the financial statements of Lumax Acquisition Corp. at September 30, 2007 and for the period from May 29, 2007 (inception) to September 30, 2007, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.
/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York
January 23, 2008